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                                                                    EXHIBIT 3.10

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ENDOREX CORP.

                        Pursuant to Sections 228 and 242
                           of the General Corporation
                          Law of the State of Delaware

                           **************************

                  Endorex Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

                  FIRST: That Article FOURTH, of the Certificate of Incorporation of the Corporation be amended by replacing the first paragraph thereof with the following paragraph:

                       Each one (1) share of the Corporation's Common Stock, par
                  value $.001 per share, issued and outstanding immediately prior to 9:00 A.M. on June 11, 1997 shall be converted and reclassified automatically effective as of June 11, 1997 at 9:00 A.M., Delaware time, into one-fifteenth (1/15) share of the Corporation's Common Stock, par value $.001 per share, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued but, in lieu thereof, the Corporation will round the number of shares of the Corporation's Common Stock issuable to each holder up to the nearest whole share of Common Stock.

                  SECOND: That the foregoing amendment was approved by the holders of the requisite number of shares of said Corporation in accordance with











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Section 228 of the General Corporation Law of the State of Delaware and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Michael S. Rosen, President and Chief Executive Officer, and its Secretary, this 6 day of June, 1997.


                                         By:    /s/ Michael S. Rosen
                                               ------------------------------
                                               Michael S. Rosen
                                               President and Chief Executive


ATTEST:


 /s/ David Franckowiak
------------------------
David Franckowiak
Controller/Treasurer










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